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                                                                      Exhibit 11

                          THE TORO COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                    (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)




                                                                         Three Months Ended           Nine Months Ended
                                                                    ---------------------------   ---------------------------
                                                                       August 1,     August 2,      August 1,      August 2,
                                                                         1997          1996           1997          1996
                                                                    ------------   ------------   ------------   ------------
Net earnings before extraordinary loss . . . . . . . . . .          $     9,949    $     6,465    $    31,480    $    31,783
Extraordinary loss, net of income tax benefit of
$1,087   . . . . . . . . . . . . . . . . . . . . . . . . .               (1,663)             -         (1,663)             -
                                                                    ------------   ------------   ------------   -----------

Net earnings . . . . . . . . . . . . . . . . . . . . . . .          $     8,286    $     6,465     $   29,817    $    31,783
                                                                    ------------  ------------   ------------    -----------
                                                                    ------------  ------------   ------------    -----------

Primary:
    Shares of common stock and common
    stock equivalents:
       Weighted average number of common shares
         outstanding . . . . . . . . . . . . . . . . . . .           12,078,431     12,108,554     12,079,763     12,183,841
       Dilutive effect of outstanding
          stock options (1). . . . . . . . . . . . . . . .              342,662        398,235        368,049        424,403
                                                                    ------------   ------------   ------------   -----------
                                                                     12,421,093     12,506,789     12,447,812     12,608,244
                                                                    ------------   ------------   ------------   -----------


       Net earnings per share of common stock
          and common stock equivalent before
          extraordinary loss,. . . . . . . . . . . . . . .          $      0.80    $      0.52   $       2.53    $      2.52
       Extraordinary loss, net of income tax benefit . . .                (0.13)             -          (0.13)             -
                                                                    ------------   ------------   ------------  ------------
       Net earnings per share of common stock
           and common stock equivalent . . . . . . . . . .          $      0.67    $      0.52   $       2.40    $      2.52
                                                                    ------------   ------------   ------------  ------------
                                                                    ------------   ------------   ------------  ------------

Fully Diluted:
    Shares of common stock and common
    stock equivalents:
       Weighted average number of common shares
          outstanding. . . . . . . . . . . . . . . . . . .           12,078,431     12,108,554     12,079,763     12,183,841

       Dilutive effect of outstanding
          stock options (2). . . . . . . . . . . . . . . .              344,100        398,235        396,994        424,403
                                                                    ------------   ------------   ------------   -----------
                                                                     12,422,531     12,506,789     12,476,757     12,608,244
                                                                    ------------   ------------   ------------   -----------

       Net earnings per share of common stock
           and common stock equivalent before
           extraordinary loss. . . . . . . . . . . . . . .          $      0.80    $      0.52   $       2.52    $      2.52
       Extraordinary loss, net of income tax benefit . . .                (0.13)             -          (0.13)             -
                                                                    ------------   ------------   ------------   -----------
       Net earnings per share of common stock
            and common stock equivalent. . . . . . . . . .          $      0.67    $      0.52   $       2.39    $      2.52
                                                                    ------------   ------------   ------------   -----------
                                                                    ------------   ------------   ------------   -----------



1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the company's stock during each period.


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